UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2009

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On July 8, 2009, Maurice E. Carson, Senior Vice President, Chief Financial Officer and principal accounting officer of the Company resigned.  His last day with the Company is scheduled to be August 4, 2009.  Mr. Carson has accepted a position at a semiconductor company in Northern California.

On July 10, 2009, Michael J. Morris, 40, Vice President of Finance and Treasurer was appointed interim Chief Financial Officer and Ran Bareket, 42, Vice President and Corporate Controller, was appointed interim principal accounting officer.  The appointments will be effective August 5, 2009.

Mr. Morris was promoted to Vice President of Finance of the Company in 2009 and has been Treasurer of the Company since 2006.  From 2005 to 2006, he was Assistant Treasurer and Director of Treasury Management, Constellation Energy Group.  From 2004 to 2005, he was Director, Worldwide Pension Funding and Analysis at General Motors.

Mr. Bareket has been Vice President and Corporate Controller of the Company since 2006. In 2005, Mr. Bareket was Vice President of Financial Operations.  Prior to 2005, he was Director of Worldwide Financial Operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

July 13, 2009	By:	/s/ David J. Anderson
	Name:	David J. Anderson
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.